                                                                  EXHIBIT (b)(6)


                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 31, 1996 (the "Amendment"), is among Dr Pepper Bottling Company of Texas, a Texas corporation (the "Borrower"), Dr Pepper Bottling Holdings, Inc., a Delaware corporation ("Holdings"), Texas Commerce Bank National Association, a national banking association ("TCB") and each other lender listed on the signature pages hereof (each individually, including, without limitation, TCB, a "Lender" and collectively, the "Lenders") and Texas Commerce Bank National Association as agent for the Lenders (in its capacity as agent, the "Agent").

                                   WITNESSETH

                  WHEREAS, on February 18, 1993, the Borrower, TCB as the Agent and the Lenders entered into an Amended and Restated Credit Agreement (as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of July 29, 1994, that certain Second Amendment to Amended and Restated Credit Agreement dated as of July 14, 1995 and that certain Third Amendment to Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty dated as of the 21st day of December, 1995, the "Credit Agreement") pursuant to which the Borrower, the Agent and the Lenders amended and restated (i) a Credit Agreement dated as of October 28, 1988, (as amended, the "1988 Credit Agreement"), among the Borrower, TCB as agent and the other lenders signatory thereto and (ii) a Credit Agreement dated as of January 18, 1989 as amended, the "1989 Credit Agreement"), among the Borrower, TCB as agent and the other lenders signatory thereto;

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower loans pursuant to an advance term loan facility of up to $65,000,000 and letters of credit and a revolving credit facility of up to $35,000,000;

                  WHEREAS, the Borrower, consistent with the terms and conditions of Section 8.12 of the Credit Agreement, desires to form a wholly-owned Subsidiary, JLT Investments, Inc., a California corporation ("JLT Investments");

                  WHEREAS, the Borrower also desires (i) to form DPB Partners L.P., a limited partnership organized under the laws of the State of Texas (the "Partnership"), (ii) to act as general partner of the Partnership and to hold a one percent (1%) general partnership interest in the Partnership, and (iii) to cause JLT Investments to hold a ninety-nine percent (99%) limited partnership interest in the Partnership;

                  WHEREAS, the Borrower desires (i) to assign an undivided ninety-nine percent (99%) interest in certain Material Franchise Agreements to JLT Investments as a capital contribution; (ii) to assign an undivided one percent (1%) interest in such Material Franchise Agreements to the Partnership in exchange for a one percent (1%) general partnership interest in the Partnership; and (iii) to cause JLT Investments to assign the undivided 99% interest in such Material Franchise Agreements received from Borrower to the Partnership in exchange for a ninety-nine percent (99%) limited partnership interest in the Partnership;

                  WHEREAS, the Borrower and the Partnership intend to execute and deliver (i) a franchise license agreement, pursuant to which the Partnership will license to Borrower the rights held by the Partnership under the Material Franchise Agreements in exchange for the payment of certain royalties (the "Franchise License Agreement"), and (ii) a management agreement, pursuant to which the Partnership will provide certain management and administrative services to Borrower in exchange for the payment of certain fees (the "Management Agreement");

                  WHEREAS, the Borrower, the Agent and the Lenders have agreed, upon the terms and conditions specified herein, to amend the Credit Agreement to permit, among other things, the formation of the Partnership, the licensing of the rights of the Material Franchise Agreements, the execution, delivery and performance of the Franchise License Agreement and the Management Agreement, and the payment from the Borrower to the Partnership of the Management and Royalty Fees.

                  NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:

                  1. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein shall have the same meaning herein as in the Credit Agreement.

                  2. All references to Section and Subsection numbers in this Amendment shall be references to the corresponding Section or Subsection of the Credit Agreement.

                  3. On and after the date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "herein," or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

                  4. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

                  "Borrower Pledge Agreement" means the Pledge and Security Agreement, dated as of July 31, 1996, executed by the Borrower, as it may be modified or amended from time to time in accordance with the provisions of Section 11.01 hereof, granting a Lien on capital stock of JLT Investments in favor of the Agent, for the benefit of the Lenders.

                  "JLT Investments" means JLT Investments, Inc.

                  "JLT Investments Collateral Assignment" means the Collateral Assignment of Deposit Account Agreement, dated as of July 31, 1996 executed by and between JLT Investments and the Agent, as it may be modified or amended from time to time in accordance with the provisions of Section 11.01 hereof.

                  "JLT Investments Guaranty" means the Guaranty, dated as of July 31, 1996, executed by JLT Investments, as it may be modified or amended from time to time in accordance with Section 11.01 hereof.

                  "JLT Investments Assignment" means the Assignment of Partnership Interests, dated as of June 30, 1996, executed by JLT Investments, as it may be modified or amended from time to time in accordance with the provisions of Section 11.01 hereof.

                  "Management and Royalty Fees" shall mean the amounts payable by the Borrower to the Partnership under the Franchise License Agreement and the Management Agreement.

                  "Partnership" means DPB Partners L.P., a limited partnership organized under the laws of the State of Texas.

                  "Partnership Guaranty" means the Guaranty, dated as of July 31, 1996, executed by the Partnership, as it may be modified or amended from time to time in accordance with Section 11.01 hereof.

                  5.      The definition of "Security Documents" set forth in
Section 1.01 of the Credit Agreement is hereby amended by inserting after the words "the Collateral Assignment of Accounts Agreement" the following:

                  "Borrower Pledge Agreement, JLT Investments Collateral Assignment, JLT Investments Guaranty, JLT Investments Assignment, Partnership Guaranty."

                  6. The definition of "Subsidiary" is hereby amended to delete such definition in its entirety and to substitute the following in lieu thereof:

                  "Subsidiary" means any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership or other entity (whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person, and shall include any such corporation, partnership or other entity which shall become a Subsidiary after the date hereof.

                  7. Subsection (b) of Section 6.02 is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  (b) No material adverse change has occurred with respect to the financial condition, business, properties or operations of the Borrower and its Subsidiaries since December 31, 1992;

                  8. Subsection (c) of Section 6.02 is amended by adding the words "and in Section 7 of each of the Partnership Guaranty and of the JLT Investments Guaranty" after the words "in Article VII hereof" on the first line of said Subsection (c).

                  9. Section 7.10 is hereby amended in its entirety to read as follows:

                  Section 7.10. Material Franchise Agreements. The franchise agreements (including any and all amendments thereto) to which either the Borrower or the Partnership is a party and which together account for at least ninety percent (90%) of the Borrower's dollar sales revenues, are listed on Schedule 7.10 attached hereto (the "Material Franchise Agreements"). Each Material Franchise Agreement is a legal, valid and binding agreement of either the Borrower or the Partnership, respectively as indicated on Schedule 7.10, and to the Borrower's knowledge, each other party thereto and is in full force and effect. Neither the Partnership nor the Borrower is in default or breach of (with or without the giving of notice or passage of time), and no Person has asserted in writing that either the Borrower or the Partnership is in default or breach of (with or without the giving of notice or passage of time), any Material Franchise Agreement and, to the Borrower's knowledge, the other parties to the Material Franchise Agreements are not in default thereunder, except defaults or breaches which, individually or collectively, could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor the Partnership has waived any rights under any Material Franchise Agreement which waiver could reasonably be expected to have a Material Adverse Effect, and the franchisors under each Material Franchise Agreement have, to the extent required by such agreements, consented to the transactions contemplated hereby, including without limitation the assignment of such Material Franchise Agreement, where applicable, by the Borrower to the Partnership. The Borrower is not in default or breach of (with or without the giving of notice or passage of time) any agreement to pay Management and Royalty Fees to the Partnership.

                  10. Section 7.17 is hereby amended to delete the second sentence, and to substitute the following in lieu thereof:

                  As of July 31, 1996, JLT Investments and the Partnership are the only Subsidiaries of the Borrower.

                  11. Section 7.18 is hereby amended to insert the words "(as defined in ea1h respective Security Agreement)" after the word "obligations" as it appears in such Section 7.18.

                  12. Section 8.03 is hereby amended to delete the phrase "corporate existence" in clause (i) thereof, and to substitute in lieu thereof, the phrase "corporate or partnership existence, as the case may be".

                  13. Section 8.09 is hereby amended to insert the words ", other than the Partnership," after the words "Subsidiaries," "Subsidiary" and "Subsidiary's" each time they appear in Section 8.09.

                  14. The second sentence of Section 8.10 is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  The Borrower will, and will cause the Partnership to, maintain in full force and effect at all times during the term of this Agreement, and will comply with the terms and provisions of, and will cause the Partnership to comply with the terms and provisions of, each Material Franchise Agreement, provided that the Borrower, or the Partnership, with the consent of the Borrower, as the case may be, may terminate any Material Franchise Agreement to which it is a party, so long as such Material Franchise Agreement does not account for ten percent (10%) or more of the Borrower's dollar sales revenues at such time.

                  15. Section 8.12 is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  Section 8.12. Guaranties and Security Agreements of Subsidiaries. The Borrower shall give the Agent thirty (30) days prior written notice of the creation or acquisition of any Subsidiary and the Borrower shall (i) immediately execute and deliver to the Agent a pledge of the stock, partnership interest or other ownership interest of such Subsidiary as security for the Borrower's obligations under the Credit Agreement as in effect on February 18, 1993, and (ii) immediately cause such Subsidiary (A) to provide to the Agent for the benefit of the Lenders a guaranty of the obligations of the Borrower under this Agreement as security for the Borrower's obligations under the Credit Agreement as in effect on February 18, 1993, and/or (B) other than as to the Partnership, to execute a security agreement granting to the Agent for the benefit of the Lenders a security interest in and Lien on all of such Subsidiary's Property as security for the Borrower's obligations under the Credit Agreement as in effect on February 18, 1993, all of which shall be in the form and substance satisfactory to the Lenders. It is agreed and understood that the agreement of the Borrower under this Section 8.12 to provide a pledge on its own behalf and to cause any Subsidiary (other than the Partnership, as to a security agreement) to provide to the Agent for the benefit of the Lenders a guaranty and/or a security agreement, is a condition precedent to the making of the Advances under this Agreement and that the entry into this Agreement by the Lenders constitutes good and adequate consideration for the provision of any such pledge, guaranty and security agreement.

                  16. Article VIII is hereby further amended by adding at the end of such Article VIII the following:

                  8.15 Required Payments. Borrower shall take all such action as shall be necessary or advisable to cause JLT Investments and the Partnership, in accordance with the terms and conditions of Section 9.04, as applicable, to effect the following actions:

                  (a) within one (1) Business Day of receipt of any Management and Royalty Fees from the Borrower, the Partnership shall make a distribution of the entire amount of the Management and Royalty Fees, net of related expenses, to JLT Investments and the Borrower, pro rata according to their respective ownership interests; provided, however that in the event the Partnership is unable to make such distribution without violating any Governmental Requirement, then the Partnership shall make a loan or advance of the entire amount of such prohibited distribution to JLT Investments and the Borrower, pro rata according to their respective ownership interests evidenced by a promissory note substantially in the form of "Exhibit A" attached hereto; and

                  (b) within one (1) Business Day of receipt of any distribution from the Partnership, JLT Investments shall, to the extent allowed under California law, make a distribution of the entire amount of such distribution, net of related expenses, to the Borrower, such distribution to be effected through the declaration and payment of a dividend and/or the making of a loan or advance by JLT Investments to the Borrower evidenced by a promissory note substantially in the form of "Exhibit A" attached hereto.

Borrower shall, and shall cause JLT Investments and the Partnership to, maintain books and records accurately reflecting any such dividends, loans or advances.

                  17. Subsection (g) of Section 9.01 is hereby amended by inserting after the word "Subsidiaries" the following: ", other than JLT Investments or the Partnership,"; and a new Subsection (h) shall be added to
Section 9.01 which shall state the following:

                  (h) Indebtedness of the Borrower to any Subsidiary or wholly-owned Subsidiary of Borrower.

                  18. Subsections (c) and (d) of Section 9.03 are each hereby amended by inserting after the word "Subsidiary" in each place that it appears, the following: ", other than JLT Investments or the Partnership,".

                  19. Section 9.03 is hereby amended by adding the following Subsection (h) at the end of said Section 9.03:

                  (h) Notwithstanding the foregoing, (i) the Partnership may make no Investments other than loans or advances to Borrower described in Section 8.15(a); provided, however that in the event the Partnership is unable to make the distributions, loans or advances described in Section 8.15 without violating any Governmental Requirement, the Partnership may make those Investments described in Clause (b) herein above, and (ii) any Subsidiary of Borrower may make loans or advances to Borrower or any wholly owned Subsidiary of Borrower.

                  20. Section 9.04 is hereby amended by adding the following Subsection (d) at the end of said Section 9.04:

                  (d) the Partnership may declare and make a dividend or other distribution to JLT Investments.

                  21. Section 9.07 is hereby amended by inserting the following at the end of said Section 9.07:

         ; provided, however, that neither the Partnership nor JLT Investments shall make any Capital Expenditures in any Fiscal Year in excess of $10,000 without the prior consent of the Agent

                  22. Section 9.13 is hereby amended by adding a new Subsection (e) at the end thereof as follows:

                  (e) the Franchise License Agreement and the Management Agreement (including the payment by Borrower to the Partnership of Management and Royalty Fees) and the transactions described in Section 8.15.

                  23. Section 9.19 is hereby amended by adding a sentence at the end thereof as follows:

         Notwithstanding the foregoing, the Borrower will not permit the Partnership to enter into or permit to remain in effect any operating lease.

                  24. Article IX is hereby amended by adding the following to the end of said Article IX:

                  9.21 Management and Royalty Fees. The Borrower shall not make any payment of Management and Royalty Fees to the Partnership if, either before or after giving effect to such payment, a Default or Event of Default shall have occurred or be continuing.

                  25. Subsection (b) of Section 10.01 shall be amended by replacing the word "or" with a comma after the term "8.10" as it appears therein, and adding the following after the term "8.11": "or 8.15".

                  26. Section 10.01 shall be amended to add a new Subsection at the end thereof as follows:

                  (r) the Borrower shall at any time have less than a one hundred percent (100%) ownership interest, directly or indirectly, in either JLT Investment or the Partnership.

                  27. By its execution and delivery hereof, the Borrower represents and warrants the following:

                  (a) As of the date hereof and after giving effect to the amendments contemplated herein, (i) the representations and warranties contained in Article VII of the Credit Agreement, as amended by this Amendment, and the Loan Documents to which the Borrower is a party, are true and correct on and as of the date hereof as though made by the Borrower on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date) and the Borrower hereby agrees to be bound by such representations and warranties and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default; and

                  (b) The execution and delivery of this Amendment shall in no way release, diminish, impair, reduce or otherwise adversely affect the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, and under the Notes, as each may be further amended or otherwise modified from time to time and under the other Loan Documents to which the Borrower is a party, as each may be further amended or otherwise modified from time to time. The Borrower acknowledges and confirms that the indebtedness secured by the Loan Documents includes, in addition to the indebtedness therein described, but limited by the terms and conditions of each Loan Document, the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, and the Notes, as each may be further amended or otherwise modified from time to time.

                  (c) The transfer of the Material Franchise Agreements by the Borrower to the Partnership and to JLT Investments, and the transfer of such agreements by JLT Investments to the Partnership, the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith by the Borrower, JLT Investments and the Partnership and the transactions contemplated herein and therein:

                           (i) do not and will not violate any provision of, or result in a default under, the organizational documents of the Borrower, JLT Investments or the Partnership, as the case may be, or any other Material Agreement, any Material Franchise Agreement or material Governmental

         Requirement, to which the Borrower, JLT Investments or the Partnership is subject, or result in the creation or imposition of any Lien upon any Properties of the Borrower, JLT Investments or the Partnership, other than those in favor of the Agent contemplated by this Amendment and the other Loan Documents; and

                           (ii) do not require the consent or approval of any Person, except such consents or approvals as have been obtained and are in full force and effect as of the date hereof or those which the failure to obtain would not reasonably be expected to cause a Material Adverse Effect.

                  28. This Amendment shall become effective when and only when (a) each Lender shall have executed a counterpart of this Amendment and
(b) the following events shall have occurred, or where applicable, the Agent shall have received each of the following (and fifteen original counterparts or copies, as the case may be, to provide an original counterpart or photocopy to each Lender):

                       (i) Counterparts of this Agreement executed by the Borrower;

                      (ii) Certified organizational documents of JLT Investments and the Partnership, together with certificates of good standing in each state where such registration is necessary;

                     (iii) Borrower Pledge Agreement;

                      (iv) JLT Investments Pledge Agreement;

                       (v) JLT Investments Collateral Assignment;

                      (vi) JLT Investments Guaranty;

                     (vii) Partnership Guaranty;

                    (viii) Resolutions of the Board of Directors of the Borrower, acting in its own capacity and in its capacity as general partner of the Partnership, approving and authorizing, as to the Borrower, the transfer of the Material Franchise Agreements to the Partnership and to JLT Investments, and as to both, the execution, delivery, and performance by the Borrower and the Partnership of this Amendment, and any and all documents and agreements executed in connection herewith by the Borrower or the Partnership, and the transactions contemplated herein and therein, as the case may be;

                      (ix) Resolutions of the Board of Directors of JLT Investments approving and authorizing the issuance of common stock to the Borrower, the transfer of the Material Franchise Agreements to the Partnership, the execution, delivery, and performance by JLT Investments of any and all documents and agreements executed in connection herewith by JLT Investments and the transactions contemplated herein and therein;

                       (x) Executed consents of franchisors required for the transfer of the Material Franchise Agreement by the Borrower to the Partnership and JLT Investments, and by JLT Investments to the Partnership, together with acknowledgements of the interests of the Lenders substantially in the form provided to the Lenders;

                      (xi) Payment to the Agent, on behalf of the Lenders, of the Amendment Fee, together with other fees and expenses of the Agent and the Lenders due and payable at such time, including without limitation reasonable fees and expenses incurred by counsel for the Agent and the Lenders, in connection with this Amendment and the documents and instruments executed in connection herewith;

                     (xii) Legal opinions, of counsel for the Borrower, JLT Investments, Holdings, and the Partnership, including without limitation, California counsel for JLT Investments, each in form and substance reasonably satisfactory to the Agent and the Lenders;

                    (xiii) UCC-1 Financing Statements executed by Borrower and JLT Investments for filing with the Secretary of State of Texas and California, as the case may be; and

                     (xiv) A tax opinion of KPMG Peat Marwick LLP in form and substance reasonably satisfactory to the Agent and the Lenders; and

                      (xv) Such other documents and agreements as the Agent may reasonably request.

                  29. The Credit Agreement, as amended by this Amendment, is hereby ratified and confirmed and all of the rights and powers created thereby or thereunder shall be and remain in full force and effect.

                  30. That certain Amended and Restated Guaranty dated as of February 18, 1993 by and between Holdings and the Agent for the ratable benefit of the Lenders is hereby ratified and confirmed and all the rights and powers created thereby or thereunder shall be and remain in full force and effect.

                  31. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, as amended by this Amendment, or under the Notes and the other Loan Documents to which the Borrower is a party, as each may be amended or modified from time to time, nor constitute a waiver of any other provision of the Credit Agreement, as amended by this Amendment, or the Notes and the other Loan Documents to which the Borrower is a party, as each may be amended or modified from time to time.

                  32. The Borrower agrees to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all and every such further acts and instruments as the Agent may request from the better assuring and confirming unto the Agent all and singular the rights granted or intended to be granted hereby or hereunder.

                  33. Pursuant to Section 11.04 of the Credit Agreement, the Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Credit Agreement as hereby as amended). In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  34. THIS AMENDMENT AND ALL DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH SHALL BE DEEMED TO BE CONTRACTS AND AGREEMENTS EXECUTED BY THE PARTIES HERETO UNDER THE LAWS OF THE STATE OF TEXAS, AND SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

                  35. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                  36. THIS WRITTEN AMENDMENT, THE NOTES, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES

AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

                                 BORROWER:

                                 DR PEPPER BOTTLING COMPANY OF TEXAS

                                 By: /s/ JIM L. TURNER
                                    --------------------------------------------
                                 Name: Jim L. Turner
                                      ------------------------------------------
                                 Title: Owner/Chairman of the Board
                                       -----------------------------------------

                                 DR PEPPER BOTTLING HOLDINGS, INC.

                                 BY: /s/ JIM L. TURNER
                                    --------------------------------------------
                                 Name: Jim L. Turner
                                      ------------------------------------------
                                 Title: Owner/Chairman of the Board
                                       -----------------------------------------

                                 AGENT:

                                 TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                 AGENT

                                 By: /s/ MICHAEL J. COSTELLO
                                    --------------------------------------------
                                 Name:   Michael J. Costello
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 LENDERS:

                                 TEXAS COMMERCE BANK NATIONAL ASSOCIATION, for its own account

                                 By: /s/ MICHAEL J. COSTELLO
                                    --------------------------------------------
                                 Name:   Michael J. Costello
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 CREDIT LYONNAIS NEW YORK BRANCH

                                 By: /s/ ROBERT H. DIAL
                                    --------------------------------------------
                                 Name: Robert H. Dial
                                      ------------------------------------------
                                 Title: Vice President
                                       -----------------------------------------
                                 CREDIT LYONNAIS CAYMAN ISLAND BRANCH

                                 By: /s/ ROBERT H. DIAL
                                    --------------------------------------------
                                 Name: Robert H. Dial
                                      ------------------------------------------
                                 Title: Authorized Signature
                                       -----------------------------------------

                                 THE FIRST NATIONAL BANK OF BOSTON

                                 By: /s/ WILLIAM C. PURINTON
                                    --------------------------------------------
                                 Name:   William C. Purinton
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 FIRST INTERSTATE BANK OF TEXAS, NATIONAL
                                 ASSOCIATION

                                 By: /s/ CARY BAETZ
                                    --------------------------------------------
                                 Name:   Cary Baetz
                                      ------------------------------------------
                                 Title:  Bank Officer
                                       -----------------------------------------

                                 CIBC, INC.

                                 By: /s/ KIM FREDERKING
                                    --------------------------------------------
                                 Name: Kim Frederking
                                      ------------------------------------------
                                 Title: Director
                                       -----------------------------------------

                                 BANQUE PARIBAS, HOUSTON AGENCY

                                 By: /s/ SCOTT CLINGAN
                                    --------------------------------------------
                                 Name:   Scott Clingan
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 By: /s/ LARRY ROBINSON
                                    --------------------------------------------
                                 Name:   Larry Robinson
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 HARRIS TRUST AND SAVINGS BANK

                                 By: /s/ R. MICHAEL NEWTON
                                    --------------------------------------------
                                 Name:   R. Michael Newton
                                      ------------------------------------------
                                 Title:  Vice President
                                       -----------------------------------------

                                 NATIONSBANK, N.A.

                                 By: /s/ ALLEN A. TAYLOR
                                    --------------------------------------------
                                 Name:   Allen A. Taylor
                                      ------------------------------------------
                                 Title:  Corporate Finance Officer
                                       -----------------------------------------